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                                                                    EXHIBIT 99.2


Press Release

SOURCE: Pilot Therapeutics Holdings, Inc.

INTERALLIED GROUP INC. CHANGES NAME TO PILOT THERAPEUTICS HOLDINGS, INC.


         WINSTON-SALEM, N.C., Dec. 6 /PRNewswire/ -- Interallied Group, Inc. (OTC Bulletin Board: ILRG.OB - news), a Nevada corporation ("ILRG"), has reincorporated under the laws of Delaware and changed its name to Pilot Therapeutics Holdings, Inc. (OTC Bulletin Board: PLTT.OB - news; "Pilot"). The Company's stock, which formerly traded on the Nasdaq Over-the-counter Bulletin Board under ILRG.OB, will now be on traded on the Nasdaq Over-the-counter Bulletin Board under PLTT.OB.

         This culminates Pilot's transition from a privately held company. Dr. Chilton, Founder and CEO of Pilot said, "I am extremely excited about the rapid development of Pilot over the past six months. This latest step clearly represents the achievement of another critical milestone in Pilot's strategic plan."

         The reincorporation will not result in any change in the business, assets or liabilities of ILRG, did not cause the corporate headquarters or other facilities to be moved, and will not result in any relocation of management or other employees. Certificates for ILRG's shares represent an equal number of shares in Pilot.

         By virtue of the operation of Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), all shares of Pilot common stock issued to the holders of issued and outstanding shares of ILRG common stock immediately prior to the effective time of the Reincorporation are deemed automatically registered under Section 12(g) of the Exchange Act; and Pilot will continue to be subject to the reporting requirements of Section 13 of the Exchange Act in the same manner as ILRG had been subject to such requirements immediately prior to the Reincorporation.

ABOUT PILOT THERAPEUTICS HOLDINGS, INC.

         Pilot Therapeutics Holdings, Inc. is a biopharmaceutical company formed in 1998 that is developing products for chronic diseases using its proprietary, state-of-the-art lipid and genomic profiling research platform, Functional Liponomics(TM). Pilot has identified several key areas where the dysfunctional regulation of lipid metabolism is a significant cause of human disease, including asthma, rheumatoid arthritis, coronary heart disease, cystic acne and cancer. Collectively, Pilot products are the subject of 39 issued and 38 pending United States and foreign patents.

         Pilot's mission is to lead the market in serving those who suffer diseases by providing consumers with clinically proven therapeutic products that have been demonstrated to be safe and effective utilizing the most rigorous scientific standards. Pilot's product pipeline is


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comprised of both pharmaceutical products and clinically proven medical foods that offer a novel therapeutic approach to disease management.

         Pilot has pioneered development and marketing strategies utilizing outstanding science and a pharmaceutical approach (e.g., clinical trials in FDA approved centers and ethical promotion) to create beneficial and profitable non-prescription medical foods for major diseases. Pilot's initial product is a medical food designed for the dietary management of asthma, Airozin(TM). Pilot will market Airozin(TM) utilizing direct to consumer promotion and an ethical promotion sales force that educates physicians, pharmacists and managed care groups.

         For more information about Pilot visit the company's Web site at http://www.pilott.com.

         This press release contains forward-looking statements that relate to Pilot Therapeutics' plans, objectives, estimates and goals. These statements speak only as of the date of this release. Words such as "expects," "anticipates," "intends," "plans," "projects," "believes," "forecasts," and "estimates," and variations of these words and similar expressions, identify these forward-looking statements. Pilot Therapeutics' business is subject to numerous risks and uncertainties, including Pilot's ability to launch its products successfully and to promote physician and patient acceptance of its products. These and other risks and uncertainties could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.